Exhibit 10.7

Loan Agreement

Party A (lender): Shenzhen Hongyi Education and Culture Co., LTD

Unified Social credit code :91440300MA5ELYWQ26

Legal representative: Wen Nuoyao

Party B (Borrower): Shanghai Qige Power Technology Co., LTD

Unified Social credit Code :91310115MA1H836T1H

Legal representative: Ma Jianhua

Now party A and Party B agree to lend party A the loan according to the relevant provisions of the Civil Code of the People’s Republic of China. In respect of payment to Party B, the following agreements are reached:

Article 1: Amount of loan

For the business operation of the company, Party B needs to borrow RMB 700,000.00 from Party A (in words: Seven hundred thousand Yuan only), both parties agree that Party B shall remit the loan to the account designated by Party A within 3 days after signing the contract.

Article 2: Term of loan

The loan term begins on November 23, 2021 and ends on November 22, 2022.

Article 3: Repayment method

Repay the loan in one lump sum or in installments at the end of the loan term.

Article 4: Loan interest rate

If the borrower pays the loan in lump sum or in installments before the maturity of the loan, the loan is interest-free; In excess of settlement the interest shall be paid according to the total amount of the loan * the daily interest rate 0.03%* the number of days overdue.

Article 5: Liability for breach of contract

1. If Party A fails to make the payment as required by Party B, the loan term shall be extended for each day delayed.

2. If Party B fails to use the loan for the purpose specified in this Contract, Party A shall have the right to recover the loan at any time and request party B to Party B is required to pay 10% of the total amount of the loan as penalty.

Article 6: Effective Date of contract

It shall come into force upon signature and seal by both parties.

Article 7: Settlement of contract disputes

All disputes arising out of this Agreement shall be settled by both parties through negotiation. If no agreement can be reached, both parties agree to proceed from the arbitration committee in the place where Party A is located shall submit the case to the people’s court for arbitration.

Article 8 Miscellaneous

1. Anything not covered herein shall be supplemented by the parties through consultation Such provisions shall have the same effect as this Agreement

2. This Agreement is made in duplicate, with each party holding one copy. Have the same legal effect.

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Party A (signature and seal): Shenzhen Hongyi Education culture Co., LTD

Authorized Representative:

Date of Signing: November 20, 2021

Party B (signature and seal): Shanghai Qige Power Technology Co., LTD

Authorized Representative:

Date of Signing: November 20, 2021

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